Exhibit 99.2
WEBCAST ADVISORY
NUCRYST Pharmaceuticals
Webcast of Conference Call to Discuss 2007 first quarter results
Tuesday May 1, 2007
4:30 p.m. EDT
www.nucryst.com
NUCRYST Pharmaceuticals Corp. will hold a webcast at 4:30 p.m. EDT on Tuesday May 1, 2007 regarding the company’s 2007 first quarter results.
In addition to standard disclosure over wire services, a news release and financial statements will be posted on the NUCRYST website. To listen to the call live on the Internet, please go to www.nucryst.com.
Scott H. Gillis, President & CEO and Eliot M. Lurier, Vice President, Finance and Administration and Chief Financial Officer will participate on the call.
A complete company update will be provided on Thursday May 3, 2007 at 10:00 a.m. EDT at NUCRYST’s Annual General Meeting, which will also be webcast at www.nucryst.com.
An audio file of the call will be archived and posted on the NUCRYST website.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
For more information, please contact:
Gillian McArdle
(416) 504-8464
info@nucryst.com
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc